UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2005

MAN SANG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-20877	87-0539570
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

21st Floor, Railway Plaza, 39 Chatham Road South,

Tsimshatsui, Kowloon,

Hong Kong SAR

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 2317 5300

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On August 4, 2005, Man Sang Holdings, Inc. (the “Company”) filed a Certificate of Change Pursuant to NRS 78.209, increasing the Company’s authorized shares to 31,250,000 shares of common stock, par value $0.001 per share. The newly authorized shares of common stock were made pursuant to the five-for-four stock split of the Company’s common stock effective August 5, 2005, and described in the Company’s current report on Form 8-K filed on July 22, 2005.

On August 4, 2005, as a condition to being listed on the American Stock Exchange (“AMEX”), the Company amended its Bylaws to prohibit closing the Company’s share transfer books for any purpose. A copy of the amendment to the Company’s Bylaws is attached to this current report on Form 8-K as Exhibit 3.2, and is incorporated herein by reference.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On August 3, 2005, the Company received written notification from AMEX stating that the Company’s amended listing application for its common stock had been approved. The listing application was amended to accommodate the five-for-four stock split of the Company’s common stock described in its current report on Form 8-K filed on July 22, 2005. The AMEX approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the AMEX, and may be rescinded if the Company is not in compliance with such standards. The Company intends to begin trading its stock on the AMEX on August 8, 2005.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
3.1	Certificate of Change Pursuant to NRS 78.209, filed on August 4, 2005
3.2	Amendment to Amended Bylaws of the Company, effective August 4, 2005

Date: August 5, 2005	MAN SANG HOLDINGS, INC.

By: /s/ CHENG Chung Hing, Ricky

CHENG Chung Hing, Ricky
Chairman of the Board, President and
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Certificate of Change Pursuant to NRS 78.209, filed on August 4, 2005
3.2	Amendment to Amended Bylaws of the Company, effective August 4, 2005